ASHWORTH, INC. AND SUBSIDIARIES

                             SCHEDULE COMPUTING NET INCOME PER COMMON SHARE



                                                                                Year Ended October 31
                                                                       ------------------------------
                                                                 1996                   1995                 1994
                                                                 ----                   ----                 ----
PRIMARY:
      Net Income                                               $ 1,403,043            $ 1,400,582          $ 4,860,356
                                                               ===========            ===========          ===========

Weighted average number of common and equivalent shares outstanding:
      Common stock                                               12,024,530             11,775,602           11,457,661
      Common stock equivalent shares                                 73,743                336,031              766,060
                                                                -----------            -----------          -----------
                                                                 12,098,273             12,111,633           12,223,721
                                                                ===========            ===========          ===========


 Net income per common share                                    $       .12            $       .12           $      .40
                                                                ===========            ===========          ===========
FULLY DILUTED:
      Net income                                                $ 1,403,043            $ 1,400,582          $ 4,860,356
                                                                ===========            ===========          ===========

Weighted average number of common and equivalent shares outstanding:

  Common stock                                                   12,024,530             11,775,602           11,457,661
  Common stock equivalent shares                                    159,830                535,123              795,309
                                                                -----------            -----------          -----------

                                                                 12,184,360             12,310,725           12,252,970
                                                                ===========            ===========          ===========


Net income per common share                                     $       .12             $      .11          $       .40
                                                                ===========             ==========          ===========

















                                     EXHIBIT 11


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